CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 12, 1999 accompanying the financial statements of Van Kampen Merritt Equity Opportunity Trust, Series 5 as of December 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                            GRANT THORNTON LLP


Chicago, Illinois
April 26, 1999